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                                                                      EXHIBIT 11

                 REPUBLIC NEW YORK CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                                             YEAR ENDED DECEMBER 31,
                                                                               ----------------------------------------------------
                                                                                1998       1997       1996       1995        1994
                                                                               --------   --------   --------   --------   --------
                                                                                       (IN THOUSANDS EXCEPT PER SHARE DATA)
Basic earnings:
    Net income                                                                 $248,047   $449,108   $418,840   $288,649   $340,008
    Less preferred stock dividends                                              (26,302)   (24,191)   (31,518)   (36,467)   (34,410)
    Less dividends on restricted stock plan shares                               (3,304)    (3,369)    (2,815)    (2,485)    (2,290)
                                                                               --------   --------   --------   --------   --------

    Net income applicable to common stock - basic                              $218,441   $421,548   $384,507   $249,697   $303,308
                                                                               ========   ========   ========   ========   ========

Average common shares outstanding - excluding restricted stock plan shares      104,328    105,625    107,481    104,641    102,001
                                                                               ========   ========   ========   ========   ========

Basic earnings per common share                                                $   2.09   $   3.99   $   3.58   $   2.39   $   2.97
                                                                               ========   ========   ========   ========   ========

Diluted earnings:
    Net income applicable to common stock- basic                               $218,441   $421,548   $384,507   $249,697   $303,308
    Dividend adjustment on restricted stock plan
        shares to reflect shares assumed issued                                   1,807      1,733      1,520      1,147        902
    Dividends applicable to convertible preferred stock                              --         --         --      5,920     11,643
                                                                               --------   --------   --------   --------   --------

    Net income applicable to common stock - diluted                            $220,248   $423,281   $386,027   $256,764   $315,853
                                                                               ========   ========   ========   ========   ========

Shares:
   Average common shares outstanding - excluding restricted stock plan shares   104,328    105,625    107,481    104,641    102,001
   Net shares assumed issued under compensation stock plans                       1,834      1,726      1,572      1,593      1,366
   Shares assumed issued on exercise of stock options                                74        110        136        322        458
   Shares assumed issued on conversion of preferred stock                            --         --         --      3,956      7,138
                                                                               --------   --------   --------   --------   --------

Average common shares outstanding                                               106,236    107,461    109,189    110,512    110,963
                                                                               ========   ========   ========   ========   ========

Diluted earnings per common share                                              $   2.07   $   3.94   $   3.54   $   2.32   $   2.85
                                                                               ========   ========   ========   ========   ========

Amounts have been adjusted to reflect the two-for-one stock split distributed in June, 1998.